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                   EXHIBIT 23.2 - CONSENT OF BDO SEIDMAN, LLP


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-65010 and 333-103477) and Form S-8 (Nos. 333-23583 and 333-59675) of Medwave, Inc. of our report dated June 19, 2003, which appears in this Form 10-K.




                                                /s/BDO Seidman, LLP





Boston, MA
July 24, 2003